Exhibit 99.3
FRANKLIN BANK CORP.
UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma consolidated combined financial statements of Franklin Bank Corp. (“Franklin”) as of March 31, 2007 and for the three months ended March 31, 2007 and the year ended December 31, 2006 are presented to show the impact on Franklin’s historical financial position and results of operations:
•	the completion by Franklin of the First National Bank of Bryan. (“FNB”) acquisition which was consummated on May 8, 2007;
     The unaudited Pro Forma Consolidated Combined Balance Sheet reflects the historical position of Franklin and FNB at March 31, 2007, with pro forma adjustments based on the assumption that the acquisition was completed on March 31, 2007. The pro forma adjustments are based on the purchase method of accounting. The unaudited Pro Forma Consolidated Combined Statements of Operations assume that the acquisition was consummated on January 1, 2006 and for the three month period ended March 31, 2007 that the acquisition was consummated on January 1, 2007. The adjustments are based on information available and certain assumptions that Franklin believes are reasonable.
     The unaudited pro forma consolidated combined financial statements are intended for informational purposes and are not necessarily indicative of the future financial position or future operating results of the combined company or of the financial position or operating results of the combined company that would have actually occurred had the FNB acquisition been in effect as of the date or for the periods presented.
Unaudited Proforma Combined Consolidated Balance Sheet
as of March 31, 2007

					Franklin
					Bank Corp
					Pro Forma
	Franklin	The First National			With
	Bank Corp	Bank of Bryan	Adjustments		FNB
ASSETS
Cash and cash equivalents	$79,464	$17,516	$(50,915)	a	$46,065
Trading securities	145,157				145,157
FHLB stock and other investments	80,873	2,488			83,361
Securities	8,874	43,114	—		51,988
Mortgage-backed securities	180,885	64,332			245,217
Loans					—
Single family loans	2,146,852	69,205	(1,793)	h	2,214,264
Commercial loans	1,774,885	170,625	(3,341)	h	1,942,169
Consumer	110,859	149,025			259,884

Total loans	4,032,596	388,855	(5,134)		4,416,317
Allowance for credit losses	(11,958)	(4,622)	76		(16,504)

Loans, net	4,020,638	384,233	(5,058)		4,399,813
Goodwill	153,527		97,005	b	250,532
Other intangible assets, net	17,805	—	11,400	c	29,205
Premises and equipment, net	28,368	9,170			37,538
Real estate owned	24,431	—			24,431
Other assets	112,778	19,561			132,339

	$4,852,800	$540,414	$52,432		$5,445,646

LIABILITIES
Deposits	$2,401,378	453,511			2,854,889
Purchase adjustment	—		929	h	929

Total deposits	2,401,378	453,511	929		2,855,818
Federal Home Loan Bank advances	1,842,970	30,000	—		1,872,970
Notes payable			97,000		97,000
Subordinated notes	108,134		—		108,134
Other liabilities	60,006	3,664	7,742	d	71,412

Total liabilities	4,412,488	487,175	105,671		5,005,334
Stockholders’ equity	440,312	53,239	(53,239)	e	440,312

	$4,852,800	$540,414	$52,432		$5,445,646

Unaudited Pro Forma Combined Consolidated Statement of Operations
For the Year Ended December 31, 2006

	Franklin	The First National
	Bank Corp.	Bank of Bryan	Adjustments			Combined
Interest Income
Cash equivalents and short-term investments	$10,210	$238	$			$10,448
Trading securities	—
MBS and securities	15,901	5,984				21,885
Loans	264,948	23,990		689	h	289,627

Total interest income	291,059	30,212		689		321,960

Interest Expense
Deposits	96,587	10,581		(669)	h	106,499
FHLB Advances	94,120	781				94,901
Junior subordinated notes	7,491					7,491
Other	143	—				143

Total interest expense	198,341	11,362		(669)		209,034

Interest Margin	92,718	18,850		1,358		112,926
Provision for credit losses	3,804	360				4,164

Net interest margin	88,914	18,490		1,358		108,762

Non-interest income
Loan fee income	6,611	—				6,611
Deposit fees	6,268	3,415				9,683
Gain on sale of single family loans and mortgage servicing rights, net	(8,471)	894				(7,577)
Other	4,265	3,042				7,307

Total non-interest income	8,673	7,351		—		16,024

Non-interest expense
Salaries and benefits	35,120	8,025				43,145
Data processing	6,863	948				8,412
Occupancy	7,464	2,292				9,155
Professional fees	3,365	780				4,145
Loan expenses	2,317					2,317
Core deposit amortization	1,024	—		1,955	f	2,979
Real estate owned	1,526					1,526
Other	9,332	3,376				12,708

Total non-interest expense	67,011	15,421		1,955		84,387
Net income before taxes	30,576	10,420		(597)		40,399
Income tax expense	11,196	2,500		(203)	g	13,493

Net income	$19,380	$7,920		$(394)		$26,906

Net income available to common shareholders	$15,517	$—		$—		$23,043

Unaudited Pro Forma Combined Consolidated Statement of Operations
For the Three Months Ended March 31, 2007

	Franklin	The First National
	Bank Corp.	Bank of Bryan	Adjustments			Combined
Interest Income
Cash equivalents and short-term investments	$3,354	$67	$			$3,421
Trading securities	2,049					2,049
MBS & securities	2,449	1,486				3,935
Loans	70,134	6,828		175	h	77,137

Total interest income	77,986	8,381		175		86,542

Interest Expense
Deposits	26,782	3,221		(311)	h	29,692
FHLB Advances	27,056	403				27,459
Notes payable						—
Junior subordinated notes	2,002	—				2,002

Total interest expense	55,840	3,624		(311)		59,153

Interest Margin	22,146	4,757		486		27,389
Provision for credit losses	615	—				615

Net interest margin	21,531	4,757		486		26,774

Non-interest income
Loan fee income	1,838	—				1,838
Deposit fees	1,651	961				2,612
Gain on sale of securities		599				599
Gain on sale of single family loans and mortgage servicing rights, net	1,288	199				1,487
Other	1,770	804				2,574

Total non-interest income	6,547	2,563		—		9,110

Non-interest expense
Salaries and benefits	8,789	3,074				11,863
Data processing	1,286	330				1,616
Occupancy	1,800	395				2,195
Professional fees	732	270				1,002
Loan expenses	510	226				736
Core deposit amortization	321	—		489	f	810
Real estate owned	521					521
Other	2,566	422				2,988

Total non-interest expense	16,525	4,717		489		21,731
Net income before taxes	11,553	2,603		(3)		14,153
Income tax expense	3,736	689		(1)	g	4,424

Net income	$7,817	$1,914		$(2)		$9,729

Net income available to common shareholders	$6,200	$—		$—		$8,112

BASIS OF PRESENTATION OF THE FNB ACQUISITION
     On December 4, 2006, we announced that we had executed a definitive agreement to acquire all of the outstanding common stock of FNB. The FNB acquisition was consummated on May 8, 2007. Therefore, our historical financial statements as of and for the three months ended March 31, 2007 and for the year ended December 31, 2006 do not include the financial position and results of operations of FNB.
     The unaudited pro forma combined consolidated statements of operations for the three months ended March 31, 2007 and for the year ended December 31, 2006 are presented as if the FNB acquisition occurred as of January 1, 2006. The unaudited pro forma consolidated balance sheet as of March 31, 2007 is presented as if the FNB acquisition occurred on that date. This information is not intended to reflect the actual results that would have been achieved had the FNB acquisition actually occurred on those dates.
     Certain historical data of FNB has been reclassified on a pro forma basis to conform to our classifications.
PURCHASE PRICE OF FNB
     The total consideration paid to the FNB shareholders’ was approximately $134.0 million.
ALLOCATION OF PURCHASE PRICE OF FNB
     The purchase price of FNB has been allocated as follows (in thousands):

Purchase Price
(in thousands)

Cash and cash equivalents	$3,601
FHLB stock and other investments	2,488
Securities	43,114
Mortgage-backed securities	64,332
Loans, net	379,175
Premises and equipment	9,170
Real estate owned
Other assets	19,561
Goodwill	97,005
Core Deposit Intangible	11,400
Other intangibles
Deposits	(454,440)
Federal Home Loan Bank advance	(30,000)
Other liabilities	(11,406)

Total estimated purchase price	$134,000

     In allocating the purchase price, the following adjustment was made to FNB’s historical amounts:
•	Other liabilities were increased $3.2 million representing the estimated merger costs.
     The purchase price adjustments are subject to further refinement, including the determination of a core deposit intangible and its life for amortization purposes. For pro forma presentation purposes only, we have included an estimated core deposit intangible calculated as 4.00% of transaction accounts. In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets,” goodwill and intangible assets with indefinite lives are not amortized for acquisitions. However, core deposit intangible will be amortized over its estimated useful life and recorded as a charge to operations.

MERGER COSTS OF FNB
     The table below reflects our current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $7.7 million ($ 5.1 million after tax using a combined federal and state tax rate of 34.00%) expected to be incurred in connection with the FNB acquisition. While a portion of these costs may be recognized over time, the current estimate of these costs has been recorded in the pro forma combined costs, primarily comprised of anticipated cash charges, include the following (in thousands):

Employee costs (severance and retention costs)	$3,950
Conversion costs	3,042
Other costs	750

7,742

Deductible merger costs	7,042
Tax benefit	2,394

Deductible merger costs, net of tax benefits	4,648
Legal fees	700

Total merger costs, net of tax benefits	5,348
     Our cost estimates are forward-looking. While the costs represent our current estimate of merger costs associated with the acquisition that we will incur, the actual level and timing of recognition of these costs will be based on the final integration after consummation of the FNB acquisition. You should be aware that the completion of this integration and other actions that may be taken in connection with the FNB acquisition will impact these estimates. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by us in determining the current estimate of these costs.
KEY TO PRO FORMA ADJUSTMENTS OF FNB ACQUISITION
     Summarized below are the pro forma adjustments necessary to reflect the acquisition of FNB based on the purchase method of accounting:
(a) Use of cash for the purchase.
(b) Goodwill resulting from the purchase method of accounting.
(c) Core deposit intangible resulting from the valuation of identifiable intangibles.
(d) Adjustment to liabilities for accrued merger costs.
(e) Elimination of FNB’s common stock, retained earnings and unrealized gains on securities available for sale.
(f) Amortization of the estimated core deposit intangible. The core deposit intangible will be amortized over the estimated lives of the deposit accounts acquired.
(g) Tax effect associated with the amortization expense of the core deposit intangible, computed using a combined federal and state tax rate of 34.00%.
(h) Purchase adjustments and related amortization to mark loan and deposit portfolios to market.